Exhibit 99.1

FOR IMMEDIATE RELEASE

Hughes Communications, Inc. Announces Third Quarter 2007 Results

Record Third Quarter Revenues, EBITDA and Net Income for HNS

Germantown, Md., November 7, 2007—Hughes Communications, Inc. (NASDAQ: HUGH) (“Hughes”), the global leader in broadband satellite network solutions and services, today announced financial results for the third quarter ended September 30, 2007. Hughes' consolidated operations are classified into three reportable segments: VSAT; Telecom Systems; and Parent and Other. The VSAT and Telecom Systems segments represent all the operations of Hughes Network Systems, LLC (“HNS”), Hughes’ principal operating subsidiary. The Parent and Other segment includes the financial results of Hughes Corporate, Electronic System Products, Inc., and investments in the other companies that were contributed from SkyTerra Communications, Inc. (“SkyTerra”), Hughes' predecessor, prior to the SkyTerra/Hughes spin-off in February 2006.

Hughes Network Systems, LLC (HNS)

“HNS delivered strong all-round financial performance with record third quarter revenues, EBITDA* and net income,” said Pradman Kaul, president and chief executive officer. “Revenues increased to $234 million in the third quarter of 2007 for an increase of 11.5% over the third quarter of 2006; EBITDA increased by 6% to $35 million, and net income increased to a strong $12.4 million in the third quarter of 2007.”

“The consumer/SMB and mobile satellite businesses continued to be the key contributors to our revenue growth,” said Kaul. “Over 37,000 new subscribers were activated in the third quarter of 2007, resulting in the consumer/SMB subscriber base growing to approximately 365,000 at September 30, 2007 for a growth of 17% over the subscriber base at September 30, 2006. Revenue from our mobile satellite business showed a strong 74% growth in the third quarter of 2007 over the third quarter of 2006. Our North American and International enterprise businesses continued their steady revenue contribution with combined growth of 3% over the third quarter of 2006.”

Kaul continued, “The third quarter of 2007 was also strong in new orders. We were awarded $284 million of new orders in the quarter compared to $183 million in the third quarter of 2006. The most significant contributor to this increase was a multi-year contract from U.K. lottery operator Camelot Group PLC to provide managed network services for over 27,000 lottery sites in the U.K. Other significant orders in the third quarter in our International enterprise business included Afsat, KT (Korea), and Telefonica. In our North American enterprise business, we were awarded significant orders by T.J. Maxx, State of Texas, Wyndham, and Big 5 Sporting Goods.

For the nine months ended September 30, 2007, HNS revenue grew by 12% over the same period in 2006 to $690 million, EBITDA by 45% to $92 million, Adjusted EBITDA increased by 17% to $94 million, and net income increased to $28 million compared to $8 million in the same period in 2006. HNS was awarded new orders of $780 million in the first nine months of 2007 for a growth of 37% over the same period in 2006.”

*EBITDA is defined as earnings (losses) before interest, income taxes, depreciation, amortization, and equity incentive plan compensation.  See “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Set forth below is a table highlighting certain of HNS' results for the three- and nine-month periods ended September 30, 2007 and 2006:

Hughes Network Systems, LLC

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(Dollars in thousands)	2007	2006	2007	2006

Revenue
VSAT	$197,316	$186,608	$589,073	$551,772
Telecom Systems	36, 341	23,007	101,424	63,138
Total HNS	$233,657	$209,615	$690,497	$614,910

Operating income (loss)
VSAT	$14,468	$13,740	$39,326	$19,194
Telecom Systems	7,338	6,312	15,723	13,529
Total HNS	$21,806	$20,052	$55,049	$32,723

Net income (loss)	$12,446	$12,142	$27,932	$7,908

EBITDA*	$35,084	$33,055	$92,419	$63,574

Adjusted EBITDA*	$35,084	$33,958	$93,656	$80,203

*	For the definitions of EBITDA and Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

Selected Highlights

•
HNS’ next-generation SPACEWAY™ 3 satellite was successfully launched by Arianespace on August 14, 2007, setting the stage for Hughes to begin offering a new range of satellite broadband services to enterprise, consumer and government customers throughout North America beginning in the first quarter of 2008.

•
HNS’ wholly owned European subsidiary HNS Ltd. was awarded a multi-year contract by U.K lottery operator Camelot PLC to provide managed network services for over 27,000 lottery sites in the U.K. supporting the cutting edge, IP-based lottery terminals Camelot will deploy under its license.

•
HNS announced that consumers across North America will be able to purchase HughesNet® broadband Internet access service from Wal-Mart, giving customers in rural areas the opportunity to experience the benefits of high-speed Internet access. The HughesNet service will be sold in 2,800 Wal-Mart stores across the U.S., including locations throughout most of rural America where terrestrial broadband services, such as cable and DSL, are often not available.

•
HNS announced that it has shipped more than 300,000 broadband satellite terminals compliant with the DVB-S2/IPoS air interface standard, including the Adaptive Coding Modulation (ACM) feature since being introduced in 2006. This milestone validates Hughes as the leading supplier of very small aperture terminals (VSATs) that are compliant with DVB-S2/IPoS which yields higher throughputs and more efficient bandwidth utilization, and is the world’s leading broadband satellite standard approved by TIA, ETSI and ITU.

•
HNS announced the signing of an agreement with TerreStar Networks Inc. (TerreStar), an emerging mobile communications network operator and majority owned subsidiary of TerreStar Corporation (TSTR), under which Hughes will design, develop, and supply a satellite chipset platform based on UMTS standards to enable wireless mobile devices to communicate over the satellite portion of TerreStar's network.

Hughes Communications, Inc. (Hughes)

Certain financial information for Hughes for the three- and nine- month periods ended September 30, 2007 and 2006 is shown below.

Hughes Communications, Inc.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(Dollars in thousands)	2007	2006	2007	2006

Revenue
VSAT	$197,316	$186,608	$589,073	$551,772
Telecom Systems	36,341	23,007	101,424	63,138
Parent and Other	46	146	446	386
Total HCI	$233,703	$209,761	$690,943	$615,296

Operating income (loss)
VSAT	$14,468	$13,740	$39,326	$19,194
Telecom Systems	7,338	6,312	15,723	13,529
Parent and Other	(1,139)	(742)	(3,793)	(3,276)
Total HCI	$20,667	$19,310	$51,256	$29,447

Net income (loss)	$11,037	$11,369	$23,609	$(48,570)

EBITDA*	$34,034	$32,577	$89,179	$60,892

*	For the definition of EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

The net loss for the nine months ended September 30, 2006 includes a tax charge of approximately $51.3 million recorded in the first quarter of 2006, primarily related to the SkyTerra/Hughes spin-off. As Hughes is the accounting successor to SkyTerra, the taxes associated with the separation are included in Hughes' results for the quarter ended March 31, 2006 and a portion of the deferred tax assets were utilized to satisfy the tax expense resulting from the taxable gain. Accordingly, Hughes does not expect this expense to have an impact on its cash from operations.

To summarize, Kaul said, “We are very pleased that we have once again delivered strong financial results in the third quarter of 2007 after an equally strong first half. This performance, combined with strong order bookings in the third quarter, has positioned us well for continued revenue growth. Our SPACEWAY 3 satellite was launched successfully on August 14, 2007 and is currently going through the “orbit-raising” process. System testing will follow soon thereafter, and upon completion, we expect to commence HughesNet service on SPACEWAY 3 in the first quarter of 2008. We expect that SPACEWAY 3 will substantially reduce our space segment costs and open up new revenue opportunities going forward in the enterprise and consumer/SMB markets.”

Commenting on the financial performance, Grant Barber, executive vice president and chief financial officer said, “Our revenue and profitability showed strong growth in all operating segments in the third quarter of 2007 over the same period in 2006. For the nine-month period ended September 30, 2007, Hughes delivered earnings per share of $1.23 on a fully diluted basis compared to a loss of $3.14 per share in the same period in 2006. We generated cash from operations of $50 million during the nine months ended September 30, 2007 and we closed the third quarter with a healthy consolidated cash and marketable securities position of $136 million.”

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between HNS' net income as determined under United States of America generally accepted accounting principles (GAAP), EBITDA and Adjusted EBITDA.

Hughes Network Systems, LLC
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(Dollars in thousands)	2007	2006	2007	2006

Net income (loss)	$12,446	$12,142	$27,932	$7,908
Add:
Interest expense	10,759	11,158	34,067	30,898
Income tax (benefit) expense	832	1,068	1,221	2,055
Depreciation and amortization	12,298	11,520	34,821	28,736
Equity incentive plan compensation	807	118	2,102	270
Less:
Interest income	(2,058)	(2,951)	(7,724)	(6,293)
EBITDA	$35,084	$33,055	$92,419	$63,574

Add:
Inventory provision related to shift to Broadband focus	-	-	-	11,879
HughesNet branding costs	-	-	-	1,454
Restructuring charge	-	-	1,237	-
Benefits/insurance programs sponsored by DIRECTV	-	653	-	1,960
Legal settlement and related fees - pre-April 2005 Acquisition	-	-	-	586
Management fee to Hughes Communications, Inc.	-	250	-	750

Adjusted EBITDA	$35,084	$33,958	$93,656	$80,203

The following table reconciles the differences between Hughes’ net income as determined under GAAP and EBITDA:

Hughes Communications, Inc.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(Dollars in thousands)	2007	2006	2007	2006

Net income (loss)	$11,037	$11,369	$23,609	$(48,570)
Add:
Interest expense	10,760	11,158	34,070	32,648
Income tax expense	1,092	1,068	1,776	52,889
Depreciation and amortization	12,298	11,520	34,821	28,736
Equity incentive plan compensation	1,045	577	3,067	2,087
Less:
Interest income	(2,198)	(3,115)	(8,164)	(6,898)
EBITDA	$34,034	$32,577	$89,179	$60,892

The financial statements of Hughes and HNS for the three- and nine-month periods ended September 30, 2007 and 2006 are attached to this press release.

Note:
EBITDA is defined as earnings (loss) before interest, income taxes, depreciation, amortization and equity incentive plan compensation. Adjusted EBITDA is used in calculating covenant compliance under HNS' credit agreements and the indenture governing HNS’ 9½% Senior Notes due 2014. Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain adjustments. EBITDA and Adjusted EBITDA are not recognized terms under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flows from operations, as these terms are defined under GAAP, and should not be considered as alternatives to net income as an indicator of operating performance or to cash flows as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of cash flow available to management for discretionary use, as such measures do not consider certain cash requirements such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, and debt service requirements (including VSAT operating lease hardware). EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures reported by other companies. EBITDA and Adjusted EBITDA are presented herein because HNS and Hughes use such information in their review of the performance of management and in the performance of their business. In addition, information concerning Adjusted EBITDA is being presented because it reflects important components included in the financial covenants under the senior note indenture and HNS' credit agreements.

About Hughes Communications, Inc.
Hughes Communications, Inc. (NASDAQ: HUGH) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on the IPoS (IP over Satellite) global standard, approved by the TIA, ETSI, and ITU standards organizations. To date, Hughes has shipped more than 1.2 million systems to customers in over 100 countries.

Headquartered outside Washington, D.C., in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans and objectives and the ability to successfully deploy SPACEWAY 3. These forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: risks related to Hughes’ substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for Hughes’ services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on March 26, 2007 and in the other documents Hughes files with the Securities and Exchange Commission from time to time.

###

©Hughes Communications, Inc. All rights reserved. Hughes, HughesNet, IPoS, and SPACEWAY are trademarks of Hughes Network Systems, LLC. DIRECTV and DIRECWAY are registered trademarks of The DIRECTV Group, Inc.

Contact Information

Investor Relations Contact: Deepak V. Dutt,
Vice President, Treasurer and Investor Relations Officer
Email: ddutt@hns.com
Phone: 301-428-7010

Media Contact: Judy Blake,
Director, Marketing Communications
Email: jblake@hns.com
Phone: 301-601-7330

Attachments

Hughes Communications, Inc.
Condensed Consolidated Balance Sheets
Condensed Consolidated Statements of Operations
Condensed Consolidated Statements of Cash Flows

Hughes Network Systems, LLC
Condensed Consolidated Balance Sheets
Condensed Consolidated Statements of Operations
Condensed Consolidated Statements of Cash Flows

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$75,937	$106,933
Marketable securities	60,593	107,320
Receivables, net	198,170	180,955
Inventories	61,841	61,280
Prepaid expenses and other	62,475	39,947
Total current assets	459,016	496,435
Property, net	461,026	312,497
Capitalized software costs, net	46,348	41,159
Intangible assets, net	26,056	30,663
Other assets	88,122	50,890
Total assets	$1,080,568	$931,644
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$62,807	$59,391
Short-term borrowings and current portion of long-term debt	17,253	27,210
Accrued liabilities	152,959	124,586
Due to affiliates	10,616	13,119
Total current liabilities	243,635	224,306
Long-term debt	576,360	469,190
Other long-term liabilities	9,905	18,079
Total liabilities	829,900	711,575
Commitments and contingencies
Minority interests	4,489	4,680
Stockholders' Equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized and no
shares issued and outstanding at September 30, 2007 and December 31, 2006	-	-
Common stock, $0.001 par value; 64,000,000 shares authorized;
19,200,172 shares and 19,000,622 shares issued and outstanding
as of September 30, 2007 and December 31, 2006, respectively	19	19
Additional paid in capital	630,107	626,927
Accumulated deficit	(386,799)	(410,408)
Accumulated other comprehensive income (loss)	2,852	(1,149)
Total stockholders' equity	246,179	215,389
Total liabilities and stockholders' equity	$1,080,568	$931,644

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Services	$137,465	$112,215	$386,612	$325,257
Hardware sales	96,238	97,546	304,331	290,039
Total revenues	233,703	209,761	690,943	615,296
Operating costs and expenses:
Cost of services	91,995	80,022	259,169	227,374
Cost of hardware products sold	80,802	74,175	253,320	237,193
Selling, general and administrative	34,744	31,336	110,290	99,853
Research and development	3,959	3,786	12,301	18,032
Amortization of intangibles	1,536	1,132	4,607	3,397
Total operating costs and expenses	213,036	190,451	639,687	585,849
Operating income	20,667	19,310	51,256	29,447
Other income (expense):
Interest expense	(10,760)	(11,158)	(34,070)	(32,648)
Interest income	2,198	3,115	8,164	6,898
Other income, net	140	1,453	280	2,211
Income before income tax expense; minority
interests in net losses (earnings) of subsidiaries; equity in losses
of unconsolidated affiliates; and discontinued operations	12,245	12,720	25,630	5,908
Income tax expense	(1,092)	(1,068)	(1,776)	(52,889)
Minority interests in net losses (earnings) of subsidiaries	33	(172)	191	77
Equity in losses of unconsolidated affiliates	(149)	(111)	(436)	(1,864)
Income (loss) from continuing operations	11,037	11,369	23,609	(48,768)
Discontinued operations:
Loss from discontinued operations	-	-	-	(42)
Gain on sale of discontinued operations	-	-	-	240
Net income (loss)	11,037	11,369	23,609	(48,570)
Cumulative dividends and accretion of convertible preferred stock
to liquidation value	-	-	-	(1,454)
Net income (loss) attributable to common stockholders	$11,037	$11,369	$23,609	$(50,024)
Basic net earnings (loss) per common share:
Continuing operations	$0.58	$0.60	$1.25	$(3.15)
Discontinued operations	-	-	-	0.01
Basic net earnings (loss) per common share	$0.58	$0.60	$1.25	$(3.14)
Diluted net earnings (loss) per common share:
Continuing operations	$0.57	$0.60	$1.23	$(3.15)
Discontinued operations	-	-	-	0.01
Diluted net earnings (loss) per common share	$0.57	$0.60	$1.23	$(3.14)
Basic weighted average common shares outstanding	18,868,126	18,811,645	18,857,953	15,941,853
Diluted weighted average common shares outstanding	19,229,519	19,059,227	19,218,036	15,941,853

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$23,609	$(48,570)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Loss on discontinued operations	-	42
Depreciation and amortization	35,392	29,434
Equity plan compensation expense	3,067	2,087
Minority interests	(191)	(22)
Equity in losses from unconsolidated affiliates	436	1,970
Gain on disposal of assets	(367)	(221)
Loss on extinguishment of debt	70	-
Deferred income taxes	(637)	48,313
Gain on receipt of investment by subsidiary	-	(1,787)
Change in other operating assets and liabilities, net of acquisitions:
Receivables, net	(12,247)	35,583
Inventories	234	17,367
Prepaid expenses and other	(8,144)	3,946
Accounts payable	4,462	(22,814)
Accrued liabilities and other	4,530	(16,731)
Net cash provided by continuing operations	50,214	48,597
Net cash used in discontinued operations	-	(9)
Net cash provided by operating activities	50,214	48,588
Cash flows from investing activities:
Change in restricted cash	335	2,001
Sale (purchases) of marketable investments, net	48,081	(67,219)
Expenditures for property	(211,266)	(53,835)
Expenditures for capitalized software	(10,694)	(12,962)
Proceeds from sale of property and intangibles	356	669
Acquisitions/divestitures, net of cash received	-	12,870
Other, net	-	(54)
Net cash used in investing activities	(173,188)	(118,530)
Cash flows from financing activities:
Net increase (decrease) in notes and loans payable	800	(1,463)
Debt borrowings from Apollo	-	100,000
Debt repayments to Apollo	-	(100,000)
Proceeds from rights offering	-	100,000
Distribution to SkyTerra	-	(8,789)
Payment of dividends on preferred stock	-	(1,394)
Proceeds from exercise of stock options and warrants	113	1,982
Long-term debt borrowings	116,013	454,452
Repayment of long-term debt	(20,391)	(354,415)
Debt issuance costs	(2,049)	(11,169)
Net cash provided by financing activities	94,486	179,204
Effect of exchange rate changes on cash and cash equivalents	(2,508)	(75)
Net (decrease) increase in cash and cash equivalents	(30,996)	109,187
Cash and cash equivalents at beginning of the period	106,933	21,964
Cash and cash equivalents at end of the period	$75,937	$131,151
Supplemental cash flow information:
Cash paid for interest	$29,193	$18,729
Cash paid for income taxes	$2,642	$3,983
Supplemental disclosure of non-cash financing activities:
Net liability distributed to SkyTerra, net of cash	$-	$48,113

HUGHES NETWORK SYSTEMS
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$71,486	$99,098
Marketable securities	54,346	103,466
Receivables, net	197,936	180,694
Inventories	61,841	61,280
Prepaid expenses and other	61,751	39,175
Total current assets	447,360	483,713
Property, net	461,026	312,497
Capitalized software costs, net	46,348	41,159
Intangible assets, net	26,056	30,663
Other assets	74,172	44,358
Total assets	$1,054,962	$912,390

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$61,378	$57,781
Short-term borrowings and current portion of long-term debt	17,253	27,210
Accrued liabilities	152,412	123,576
Due to affiliates	11,444	13,592
Total current liabilities	242,487	222,159
Long-term debt	576,360	469,190
Other long-term liabilities	1,197	18,079
Total liabilities	820,044	709,428
Commitments and contingencies
Minority interests	4,443	4,659
Equity:
Class A membership interests	180,586	180,346
Class B membership interests	-	-
Retained earnings	47,034	19,102
Accumulated other comprehensive income (loss)	2,855	(1,145)
Total equity	230,475	198,303
Total liabilities and equity	$1,054,962	$912,390

HUGHES NETWORK SYSTEMS
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Services	$137,419	$112,069	$386,166	$324,871
Hardware sales	96,238	97,546	304,331	290,039
Total revenues	233,657	209,615	690,497	614,910
Operating costs and expenses:
Costs of services	91,985	79,987	259,117	227,311
Costs of hardware products sold	80,802	74,175	253,320	237,193
Selling, general and administrative	33,569	30,483	106,103	96,254
Research and development	3,959	3,786	12,301	18,032
Amortization of intangibles	1,536	1,132	4,607	3,397
Total operating costs and expenses	211,851	189,563	635,448	582,187
Operating income	21,806	20,052	55,049	32,723
Other income (expense):
Interest expense	(10,759)	(11,158)	(34,067)	(30,898)
Interest income	2,058	2,951	7,724	6,293
Other income, net	140	1,571	231	2,051
Income before income tax expense, minority
interests in net losses (earnings) of subsidiaries	13,245	13,416	28,937	10,169
Income tax expense	(832)	(1,068)	(1,221)	(2,055)
Minority interests in net losses (earnings) of subsidiaries	33	(206)	216	(206)
Net income	$12,446	$12,142	$27,932	$7,908

HUGHES NETWORK SYSTEMS
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Cash flows from operating activities:
Net income	$27,932	$7,908
Adjustments to reconcile net income to cash flows
from operating activities:
Depreciation and amortization	35,392	29,434
Equity plan compensation expense	240	233
Minority interests	(216)	-
Gain on receipt of investment by subsidiary	-	(1,787)
Gain on disposal of assets	(367)	-
Loss on extinguishment of debt	70	-
Change in other operating assets and liabilities, excluding the effect of the January 2006 Transaction:
Receivables, net	(12,274)	35,844
Inventories	234	17,367
Prepaid expenses and other	(9,538)	4,392
Accounts payable	4,643	(21,918)
Accrued liabilities and other	5,347	(16,024)
Net cash provided by operating activities	51,463	55,449
Cash flows from investing activities:
Change in restricted cash	335	(363)
Sale (purchase) of marketable investments, net	50,329	(67,893)
Expenditures for property	(211,266)	(53,835)
Expenditures for capitalized software	(10,694)	(12,962)
Proceeds from sale of property	356	669
Other, net	-	206
Net cash used in investing activities	(170,940)	(134,178)
Cash flows from financing activities:
Net increase (decrease) in notes and loans payable	800	(1,463)
Long-term debt borrowings	116,013	454,452
Repayment of long-term debt	(20,391)	(354,415)
Debt issuance costs	(2,049)	(11,169)
Net cash provided by financing activities	94,373	87,405
Effect of exchange rate changes on cash and cash equivalents	(2,508)	(82)
Net (decrease) increase in cash and cash equivalents	(27,612)	8,594
Cash and cash equivalents at beginning of the period	99,098	113,267
Cash and cash equivalents at end of the period	$71,486	$121,861
Supplemental cash flow information:
Cash paid for interest	$29,190	$16,979
Cash paid for income taxes	$2,630	$1,800

Supplemental non-cash disclosure due to acquisition by
Hughes Communications, Inc.:
Increase in assets		$29,399
Increase in liabilities		18,162
Increase in net assets		$11,237